UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 9, 2003

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number:   0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number	(904) 332-3000

Item 9.   Regulation FD Disclosure

On September 9, 2003, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced that the new owners of Integrated Health Services (“IHS”) notified the Elder Care Business that they would discontinue their medical products supply contractual relationship in 60 days. Under terms of the expiring three-year agreement, the Elder Care Business generated approximately $23.5 million in revenues during the latest twelve months. However, the Elder Care Business expects to retain approximately $3.0 million to $5.0 million of the annual revenue derived from IHS facilities spun-off as part of the reorganization.

Exhibits

Exhibit Number	Description
99.1	Press Release dated September 9, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 9, 2003

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

    99.1        Press Release dated September 9, 2003.